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         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1997

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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                      FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                             GENERAL CIGAR HOLDINGS, INC.

                (Exact name of registrant as specified in its charter)


      DELAWARE                      2100                        13-3922128
(State or Other         (Primary Standard Industrial       (I.R.S. Employer
Jurisdiction of         Classification Code Number)   Identification Number)
Incorporation or
Organization)

                              -------------------------


                                            EDGAR M. CULLMAN, JR., PRESIDENT
                                               AND CHIEF EXECUTIVE OFFICER
   387 PARK AVENUE SOUTH                      GENERAL CIGAR HOLDINGS, INC.
NEW YORK, NEW YORK 10016-8899                     387 PARK AVENUE SOUTH
     (212) 448-3800                           NEW YORK, NEW YORK, 10016-8899
(Address, including Zip Code, and                    (212) 448-3800
 Telephone Number, including                (Name, Address, including Zip Code,
Area Code, of Registrant's Principal          and Telephone Number, including
Executive Offices)                            Area Code, of Agent for Service)



                                       Copy to:

                              R. RONALD HOPKINSON, ESQ.
                                   LATHAM & WATKINS
                                   885 THIRD AVENUE
                               NEW YORK, NEW YORK 10022
                                    (212) 906-1200

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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                 TITLE OF EACH CLASS
                                 TO BE SO REGISTERED
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                        Class B Common Stock, $0.01 par value
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         On April 17, 1997, the registrant filed with the Securities and Exchange Commission (the "Commission") a registration statement on form S-4 under Registration No. 333-25383 with respect to .shares of its Class B Common Stock, $0.01 par value per share (the "Common Stock"). On May 6, 1997, the registrant filed Amendment No. 1 to the registration statement referred to above. The securities to be registered pursuant to this Registration Statement on Form 8-A are described in the registration statement referred to above, as amended by Amendment No. 1 and any additional amendments thereto following the date hereof, and such description is incorporated by reference herein in response to the information required by this Item.


ITEM 2.  EXHIBITS.

         The following exhibits are incorporated by reference in this Registration Statement:

    1. Registration statement filed pursuant to the Securities Act of 1933, on Form S-4, Registration Number 333-25383, as filed with the Commission on April 17, 1997 (the "S-4 Registraton Statement")
    2. Copies of the Certificate of Incorporation of the Registrant (incorporated by reference to the S-4 Registration Statement)
    3. Copies of the Bylaws of the Registrant (incorporated by reference to the S-4 Registration Statement)

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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             GENERAL CIGAR HOLDINGS, INC.


                             By: /s/ A. Ross Wollen
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                                  A. Ross Wollen
                                  Senior Vice President, General Counsel
                                  and Secretary

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